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                      ADVANCED COMMUNICATION SYSTEMS, INC.



June 14, 1993

Warren C. Willis
Route 3 Box 1080
Gainesville, VA 22065


EMPLOYMENT AGREEMENT:


Dear Mr. Willis:

Advanced Communication Systems, Inc. (ACS) is pleased to extend this offer of employment as Vice-President for East Coast and Washington, DC Operations. Your annual salary will be $115,440.00, commencing on or about July 19, 1993, with a $25,000 bonus to be paid upon commencing employment with ACS.

ACS will provide you with annual leave of three weeks. You will receive nine paid holidays. ACS also provides an employer-contributed retirement plan
(401K), as well as a comprehensive-health/life insurance plan (life insurance in the amount of $50,000).

Annual bonuses will be paid in the amount of .25% of Operations Area revenues. Additional bonus amounts will be paid for the accomplishment of specific objectives.

Within thirty days of employment date, separate agreements will be reached regarding a three year contract and potential stock ownership and Board of Directors membership.



We look forward to having you join our staff. If you accept this offer please sign and return this agreement by June 28, 1993.


Sincerely,                                /s/ WARREN C. WILLIS
                                          ----------------------------
                                          Warren C. Willis
/s/ GEORGE A. ROBINSON
----------------------
George A. Robinson                        18 June 1993
President                                 ----------------------------
                                          Date





                       Advanced Communication Services
 1900 North Beauregard St., Suite 300 - Alexandria, VA 22311 - (703) 553-4389
                             - Fax (703) 820-8435